UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 13, 2007

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Turnpike Road, Suite 203
Westborough, Massachusetts	01581
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (508) 871-7046

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

$950 Million Unsecured Credit Agreement

On February 13, 2007, TC PipeLines, LP (the “Partnership”) entered into an unsecured amended and restated credit agreement (the “Credit Agreement”) for a $950 million credit facility with SunTrust Bank, as administrative agent and a lender, SunTrust Capital Markets, Inc., as arranger and book manager, UBS Securities LLC and Royal Bank of Canada, as co-documentation agents, BMO Capital Markets Financing Inc. and The Royal Bank of Scotland plc, as co-syndication agents and lenders, Deutsche Bank Securities Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as managing agents, and UBS Loan Finance LLC, Royal Bank of Canada, Deutsche Bank AG New York Branch, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citicorp North America, Inc., BNP Paribas, HSBC Bank USA National Association, JPMorgan Chase Bank, NA, Mizuho Corporate Bank, Ltd., Export Development Canada, The Bank of Nova Scotia, Wells Fargo Bank N.A., Bank Hapoalim B.M. and Bank of Communications Co., Ltd., New York Branch, as lenders. The Credit Agreement includes a $700 million term loan facility and a $250 million revolving loan facility.  The Credit Agreement amends and restates the credit agreement entered into by the Partnership on December 12, 2006 (the “Original Credit Agreement”).  Except as described below, the pricing and other material terms of the Credit Agreement remain the same as the pricing and material terms of the Original Credit Agreement.

As of February 13, 2007, the Partnership had borrowed $380 million in term loans under the Credit Agreement.  The Partnership must use the remaining $320 million term loan commitment within six months of the closing of the Credit Agreement, and the Partnership may only use the remaining term loan commitment to finance the previously announced acquisition of a 46.45% general partnership interest in Great Lakes Gas Transmission Limited Partnership (the “GLGT Acquisition”).  The Credit Agreement has a term of five years, and all amounts outstanding under the Credit Agreement will be due and payable on December 12, 2011, subject to two one-year extensions at the option of the Partnership and with the approval of a majority of the lenders thereunder.

The Credit Agreement includes usual and customary covenants for credit facilities of this type, including covenants limiting subsidiary debt, investments, dividends, transactions with affiliates, liens, mergers, asset sales and material changes in the business of the Partnership or its subsidiaries.  The Credit Agreement also requires the Partnership to maintain a leverage ratio of not more than 4.75 to 1.00 (the “Required Threshold”) at the end of any fiscal quarter.  The permitted leverage ratio will increase to 5.50 to 1.00 for the first three fiscal reporting periods during any 12-month period immediately following the consummation of specified material acquisitions; provided, however, that in determining compliance with the leverage ratio, up to $300 million of loans under the Subordinated Credit Agreement described below is excluded from such calculation.

The Partnership may elect (or, under certain circumstances, may be deemed to have elected), after giving effect to the GLGT Acquisition, to increase the Required Threshold to 6.00 to 1.00 through the fiscal quarter ending September 30, 2007.  If the Partnership makes such an election, it shall pay certain increased fees, until such time as the Partnership’s leverage ratio is 5.50 to 1.00.

Moreover, if the Partnership elects to increase the Required Threshold to 6.00 to 1.00, it must maintain, as of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2007, a leverage ratio of not greater than 4.75 to 1.00, subject to the allowances for temporary increases in the Required Threshold to 5.50 to 1.00 following the consummation of specified material acquisitions, as described above.  The Credit Agreement also requires the Partnership to maintain an interest coverage ratio of not less than 3.00 to 1.00 at the end of each fiscal quarter; provided, however, that in determining compliance with the interest coverage ratio, interest expense with respect to the Subordinated Credit Agreement shall be excluded from such calculation.

In the event of a default by the Partnership under the Credit Agreement, including cross-defaults relating to specified other debt of the Partnership or its significant subsidiaries in excess of $15 million, the lenders may declare the amounts outstanding, including all accrued interest and unpaid fees, payable immediately.  In addition, the lenders may enforce any rights and remedies created under the Credit Agreement or applicable law.  For events of default relating to insolvency, bankruptcy or receivership, the amounts outstanding become payable immediately.

The agents and certain lenders under the Credit Agreement and their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Partnership.  These parties have received, and may in the future receive, customary compensation from the Partnership for such services.

$300 Million Unsecured Subordinated Credit Agreement and Subordination and Intercreditor Agreement

On February 13, 2007, the Partnership entered into an unsecured subordinated loan agreement (the “Subordinated Credit Agreement”) for up to a $300 million credit facility with TransCanada PipeLines Limited (“TransCanada”), an affiliate of the Partnership.  The Partnership must borrow the loans available under the Subordinated Credit Agreement within six months of the closing of the Subordinated Credit Agreement.  The Subordinated Credit Agreement has a term of seven years and all amounts outstanding under the Subordinated Credit Agreement will be due and payable on February 13, 2014.

Under the Subordinated Credit Agreement, the Partnership covenants and agrees that it will comply with each of the affirmative, negative and financial covenants set forth in the Credit Agreement except that dollar thresholds in the negative covenants are increased by 15% and the ratios in the financial covenants have a cushion of 15%.

On February 13, 2007, the Partnership, TransCanada and SunTrust Bank, as administrative agent, entered into the Subordination and Intercreditor Agreement (the “Subordination Agreement”).  Under the Subordination Agreement, TransCanada agreed to subordinate the payment of any amount due under the Subordinated Credit Agreement to the payment in full of the Credit Agreement and termination of all commitments to lend under the Credit Agreement.  In addition, the Partnership agreed not to make, and TransCanada agreed not to accept, any payment with respect to the Subordinated Credit Agreement until the Credit Agreement is paid in full and all commitments to lend under the Credit Agreement are terminated, other than payments on the

Subordinated Credit Agreement that are permitted under the Subordination Agreement.  Under the Subordination Agreement, payments of interest on the Subordinated Credit Agreement cannot exceed a certain specified amount and payments of principal can only be made under certain specified conditions.

Item 2.02  Results of Operations and Financial Condition.

On February 15, 2007, the Partnership issued a press release announcing financial results for the Partnership’s fourth quarter and fiscal year 2006 earnings.  A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02 and Exhibit 99.1 hereto are being furnished and are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not otherwise subject to the liabilities of that section.  Accordingly, the information in this Item 2.02 and Exhibit 99.1 hereto will not be incorporated by reference into any filing made by the Partnership under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 with respect to the Credit Agreement and the Subordinated Credit Agreement, each dated as of February 13, 2007, is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 13, 2007 among TC PipeLines, LP, SunTrust Bank, and other parties named therein.

10.2	Subordinated Loan Agreement dated as of February 13, 2007 between TC PipeLines, LP and TransCanada PipeLines Limited.

10.3	Subordination and Intercreditor Agreement dated as of February 13, 2007 among TC PipeLines, LP, TransCanada PipeLines Limited and SunTrust Bank.

99.1	Press Release dated February 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
by: TC PipeLines GP, Inc.,
its general partner

By:	/s/ Amy W. Leong
Amy W. Leong
Controller

Dated:  February 15, 2007

Exhibit No.	Description

10.1	Amended and Restated Revolving Credit and Term Loan Agreement dated February 13, 2007 among TC PipeLines, LP, SunTrust Bank, and other parties named therein.

10.2	Subordinated Loan Agreement dated as of February 13, 2007, between TC PipeLines, LP and TransCanada PipeLines Limited.

10.3	Subordination and Intercreditor Agreement dated as of February 13, 2007 among TC PipeLines, LP, TransCanada PipeLines Limited and SunTrust Bank.

99.1	Press Release dated February 15, 2007.